UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 11, 2018

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 — Entry into a Material Definitive Agreement.

On September 11, 2018, Insmed Incorporated (the “Company”) entered into an agreement (the “Lease”) with Exeter 700 Route 202/206, LLC to lease approximately 117,000 rentable square feet of office space located at 700 Route 202/206, Bridgewater, New Jersey for the Company’s headquarters.  Subject to certain conditions, the Company has the one-time option to expand the leased premises by up to 50,000 rentable square feet, exercisable prior to the fifth anniversary of the Commencement Date (as defined below).

The Lease provides for a commencement date of the earlier of (1) September 1, 2019, subject to completion of certain improvements by specified dates, and (2) the date on which the Company takes possession of the premises to commence its business operations therein (the “Commencement Date”).  The initial Lease term runs 130 months from the Commencement Date (plus any partial month from the Commencement Date until the first day of the next full calendar month during the term), and the Company has the option to extend that term for up to three additional five-year periods. The monthly base rent under the Lease, which will begin three months following the Commencement Date, will initially be approximately $244,000 and will increase incrementally over the life of the Lease, up to approximately $292,000 during the last nine months of the initial Lease term.  Monthly base rent is subject to adjustment according to the Lease and subject to abatement during months 37-43 of the Lease term upon the Company’s full and timely performance of its obligations under the Lease.  The Company is also responsible for operating expenses and taxes pursuant to the Lease.  The Lease contains customary default provisions, including those relating to payment defaults, performance defaults and events of bankruptcy.

The foregoing description is a summary of the material terms of the Lease and does not purport to be complete. It is qualified in its entirety by the full text of the Lease, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Lease in Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement, dated September 11, 2018, by and between Insmed Incorporated and Exeter 700 Route 202/206, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2018	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer